EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 3, 2005, in Amendment No. 1 to the Registration Statement (File No. 333-122919) and related prospectus of Advisor's Disciplined Trust 31.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
March 3, 2005